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                                    Exhibit 2

                              Articles of Amendment

                        Desert Springs Acquisition Corp.


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


CHANGE OF NAME                                                       FILED COPY

                                                              951112489 C $25.00
                                                              SECRETARY OF STATE
                                                              09-13-95     11:26

                              ARICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          Bartel Financial Group, Inc.


     Pursuant  to  the  provisions  of  the  Colorado   Corporation   Code,  the
undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     First: The name of the Corporation is Bartel Financial Group, Inc.

     Second: The following amendment to the Articles of Incorporation was adopted on July 11, 1995, as prescribed by the Colorado Corporation Code, in the following manner:

[x] Such Amendment was adopted by vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

          1. The Name of the Corporation is Desert Springs Acquisition Corp


     Third: In all other respects, the Articles as originally filed remain in full force and effect as stated.


     We, the undersigned, being the Presiedent and Secretary this Corporation do make and file these Articles of Amendment, for the purpose of Amending the Articles of Incorporation as originally filed pursuant the Colorado Corporation Code, and accordingly have set our hand hereunto this Day in certification thereof: August 31, 1995.





/s/ James Bartel                                             /s/Mitchel Milgaten
James Bartel                                                    Mitchel Milgaten
PRESIDENT                                                              SECRETARY